UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2006

Cogdell Spencer Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32649 (Commission File Number)	20-3126457 (IRS Employer Identification Number)

4401 Barclay Downs Drive, Suite 300 Charlotte, North Carolina (Address of principal executive offices)	28209 (Zip Code)
Registrant’s telephone number, including area code: (704) 940-2900
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 Completion of Acquisition or Disposition of Assets.
SIGNATURES

ITEM 2.01 Completion of Acquisition or Disposition of Assets.
On March 30, 2006, Cogdell Spencer LP (the “Operating Partnership”), a subsidiary of Cogdell Spencer Inc. (the “Company”), closed on its acquisition of a portfolio consisting of three properties known as Hanover Medical Office Building One, 1808 Verdugo Boulevard and 1818 Verdugo Boulevard (collectively, the “Portfolio”), pursuant to a Purchase and Sale Agreement dated March 2, 2006.
Hanover Medical Office Building One is located on the campus of Memorial Regional Medical Center, an affiliate of Bon Secours Health System, in Mechanicsville, Virginia. 1808 Verdugo Boulevard and 1818 Verdugo Boulevard are located on the campus of Verdugo Hills Hospital, located in Glendale, CA. The sellers, Hanover LaSalle Medical Office, LLC and Verdugo LaSalle Medical Office, LLC, are unaffiliated with the Company.
The aggregate purchase price for the Portfolio, excluding related transaction costs, was $35,214,408. In addition, the Operating Partnership assumed capital improvement and tenant improvement liabilities associated with the Portfolio totaling $860,592.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGDELL SPENCER INC.
By:	/s/ Frank C. Spencer
	Name:	Frank C. Spencer
	Title:	Chief Executive Officer and President

Date: March 30, 2006

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